CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Portfolios of Metropolitan Series Fund, Inc.:

BlackRock Large Cap Value Portfolio	MetLife Mid Cap Stock Index Portfolio

BlackRock Legacy Large Cap Growth Portfolio	Russell 2000 Index Portfolio

BlackRock Aggressive Growth Portfolio	Morgan Stanley EAFE Index Portfolio

BlackRock Strategic Value Portfolio	Lehman Brothers Aggregate Bond Index Portfolio

BlackRock Diversified Portfolio	Loomis Sayles Small Cap Portfolio

BlackRock Bond Income Portfolio	MFS Total Return Portfolio

BlackRock Money Market Portfolio	Neuberger Berman Partners Mid Cap Value Portfolio

Capital Guardian U.S. Equity Portfolio	Oppenheimer Global Equity Portfolio

Davis Venture Value Portfolio	T. Rowe Price Large Cap Growth Portfolio

FI Value Leaders Portfolio	T. Rowe Price Small Cap Growth Portfolio

FI Mid Cap Opportunities Portfolio	MetLife Conservative Allocation Portfolio

FI International Stock Portfolio	MetLife Conservative to Moderate Allocation Portfolio

FI Large Cap Portfolio	MetLife Moderate Allocation Portfolio

Franklin Templeton Small Cap Growth Portfolio	MetLife Moderate to Aggressive Allocation Portfolio

Harris Oakmark Large Cap Value Portfolio	MetLife Aggressive Allocation Portfolio

Harris Oakmark Focused Value Portfolio	Zenith Equity Portfolio

Jennison Growth Portfolio	Western Asset Management Strategic Bond Opportunities Portfolio

MetLife Stock Index Portfolio	Western Asset Management U.S. Government Portfolio

(individually, a “Portfolio” and collectively, the “Portfolios”)

We consent to the incorporation by reference in this Post-Effective Amendment No. 45 to Registration Statement No. 2-80751 on Form N-1A of our report dated February 19, 2007, relating to the financial statements and financial highlights of the above listed Portfolios of the Metropolitan Series Fund, Inc. (the “Fund”) appearing in its Annual Report on Form N-CSR for the year ended December 31, 2006, and to the reference to us under the heading “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 27, 2007